UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported February 25, 2009

BLACKBIRD PETROLEUM CORPORATION

 (Name of Small Business issuer in its charter)

                 Nevada                                          000–53335

    20-5965988

     (State or other jurisdiction of            (Commission File No.)

(IRS Employer

      incorporation or organization)

 Identification No.)

1630 York Avenue

Main Floor

New York, New York 10028

(Address of principal executive offices)

Registrant’s telephone number (212)315-9705

Ark Development, Inc.

4225 New Forrest Drive

Plano, Texas 75093

 (Former name or former address, if changed since last report)

-------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On February 25, 2009, Blackbird Petroleum Corporation (the “Company”) entered into a binding Letter of Intent with Black Goose Holdings, Inc. of Calgary, Alberta, Canada.  The LOI cover terms and conditions for the purchase of 100% of the business assets of Black goose including:

•

Some forty thousand acres of oil and gas exploration leases in northern British Columbia and Alberta, complete with seismic exploration and projected drill locations for some 29 prospective wells;

•

The entire Black Goose Seismic Data Base; and

•

Black Goose Intellectual Property and/or Contractual Relationships; and all Black Goose Modeling, including related flow-through drilling and/or acquisition opportunities

In return, Blackbird Petroleum Corporation to pay 20% of all profits resulting from activities relating to the acquired lease interests to Black Goose as well as a payment of $340,000 Cdn (US $264,000) to deliver all of the assets lien-free and an current audit.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
99.1	Copy Of Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackbird Petroleum Corporation

Date: March 2, 2009

__/s/ Antonio Treminio____________

        Antonio Treminio, Chief Executive Officer

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